Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

FOR IMMEDIATE RELEASE

Thursday, October 3, 2013

CONTACT:	Rob Swadosh / Patrick Malone The Dilenschneider Group 212-922-0900

INFUSYSTEM RECEIVES CONTRACT OFFERS FOR INFUSION PUMPS IN ALL

NINE MARKETS PUT OUT TO BID BY THE CENTERS FOR MEDICARE &

MEDICAID SERVICES (“CMS”)

COMPANY REAFFIRMS PRIOR REVENUE GUIDANCE

MADISON HEIGHTS, MICHIGAN, October 3, 2013 – InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, said that it has received offers to provide external infusion pumps and supplies in all nine of the Metropolitan Statistical Areas (“MSAs”) put out to bid by CMS.

The MSAs include: Charlotte, Cincinnati, Cleveland, Dallas, Kansas City, Orlando, Miami, Pittsburgh, and Riverside (CA).

“While these nine MSAs selected by CMS only represent approximately 1% of our Company’s current revenues, we are extremely pleased that our winning bids were in line with and some cases exceeded our expectations,” stated InfuSystem Chief Executive Officer Eric Steen. “It says a great deal about the quality of the entire InfuSystem team and our understanding of the changing national medical care environment.”

Mr. Steen also reaffirmed that the Company’s recent guidance of high single digit revenue growth in 2014 has not changed. “We continue to believe that competitive bidding will create opportunities for those companies that are efficient enough to capitalize on them. InfuSystem offers the most cost-effective model to deliver infusion therapy at home as an extension of in-clinic infusion therapy. The Affordable Care Act ensures that this market will continue to expand, especially for treatment of multiple therapies and disease states.”

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for InfuSystem Holdings, Inc.’s (“InfuSystem”, “INFU”, “the Company”, “We”) business and operations that involve a number of risks and uncertainties. The Company’s outlook for 2013 and other forward-looking statements in this release are made as of August 29, 2013, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, potential changes in overall healthcare reimbursement – including CMS competitive bidding, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, US Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and covenants, and other risks associated with our common stock, as well as any other litigation to which the Company may be subject from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and in other filings made by the Company from time to time with the Securities and Exchange Commission.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com